UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 20, 2026

MANNATECH, INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Texas	000-24657	75-2508900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1410 Lakeside Parkway, Suite 200
Flower Mound, Texas 75028
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (972) 471-7400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	MTEX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 20, 2026, Mannatech, Incorporated (the “Company”) received written notification (the “Notice”) from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it is not in compliance with Nasdaq Listing Rule 5550(b)(1) (the “Rule”), which requires listed companies on the Nasdaq Capital Market to maintain minimum stockholders’ equity of $2,500,000.

As reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission, the Company’s stockholders’ equity (deficit) as of December 31, 2025, was ($5,223,000), which is below the minimum $2,500,000 threshold required by the Rule. This represents a deficiency of approximately $7.7 million relative to the required threshold. As of the date of this report, the Company also does not satisfy the alternative continued listing standards based on a market value of listed securities of at least $35,000,000, or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years.

The Notice does not result in the immediate delisting of the Company’s common stock from the Nasdaq Capital Market. Pursuant to Nasdaq Listing Rule 5810(c)(2), the Company has been provided 45 calendar days from the date of the Notice, or until June 4, 2026, to submit a plan to Nasdaq to regain compliance with the Rule. If Nasdaq accepts the compliance plan, Nasdaq may grant the Company an extension of up to 180 calendar days from the date of the Notice, or until October 17, 2026, to evidence compliance with the Rule.

The Company intends to timely submit a compliance plan to Nasdaq. The compliance plan will describe the specific actions the Company intends to take to restore stockholders’ equity to at least $2,500,000, including: intercompany balance restructuring transactions previously authorized by the Board of Directors and Audit Committee; potential equity contributions or capital transactions; and operational cost reduction measures already implemented as of the date of this report. There can be no assurance, however, that Nasdaq will accept the Company’s compliance plan, that any extension will be granted, or that the Company will ultimately regain compliance with the Rule within any applicable timeframe.

If Nasdaq does not accept the compliance plan, the Company will have the opportunity to appeal the determination to a Nasdaq Hearings Panel pursuant to Nasdaq Listing Rule 5815(a). During any such appeal, the Company’s common stock would remain listed on the Nasdaq Capital Market, subject to the Hearings Panel’s determination.

Pursuant to Nasdaq Listing Rules, Nasdaq will include the Company on the list of non-compliant companies posted on Nasdaq’s website beginning April 27, 2026, and an indicator reflecting the Company’s non-compliance will be broadcast over Nasdaq’s market data dissemination network.

The Company is committed to taking all reasonable steps available to regain compliance and maintain its listing on the Nasdaq Capital Market. The Company will continue to assess available options to restore stockholders’ equity to the required level and will make additional disclosures as required by applicable securities laws and regulations.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the Company’s intentions and ability to submit a compliance plan to Nasdaq, to regain compliance with Nasdaq’s continued listing requirements, and to take actions to increase stockholders’ equity. These forward-looking statements involve significant risks and uncertainties. Actual results or outcomes may differ materially from those anticipated in any forward-looking statement as a result of various factors, including but not limited to: the Company’s ability to complete contemplated corporate restructuring transactions on the terms and timeline anticipated; uncertainty as to whether Nasdaq will accept the Company’s compliance plan; the Company’s ability to raise additional capital or generate sufficient earnings to restore stockholders’ equity; risks relating to the Company’s going concern condition; global economic conditions affecting the Company’s direct-selling business; and other risks described in the Company’s periodic reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 24, 2026	MANNATECH, INCORPORATED

		By:	/s/ Yasir Haider
Yasir Haider
Interim Chief Financial Officer